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                                                                     EXHIBIT 4.2

                                  WEBGAIN, INC.

            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


            THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of February 21, 2001 (this "Agreement"), by and among WebGain, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (the "Investors").

                                    RECITALS

            WHEREAS, BEA Systems, Inc., a Delaware corporation ("BEA"), WPEP Finance, L.P., a Delaware limited partnership ("WPEP Finance"), and WP Equity Partners, Inc., a Delaware corporation "("WPEP"), hold shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") and/or shares of the Company's Class A Common Stock ("Common Stock") issued upon conversion thereof, Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("WP Ventures"), and Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("WP Equity"), hold shares of Common Stock (BEA, WPEP Finance, WPEP, WP Ventures and WP Equity referred to herein as the "Original Investors") and certain of the Original Investors possess registration rights and other rights pursuant to that certain Registration Rights Agreement dated as of December 29, 1999, among the Company and certain of the Original Investors (the "Original Agreement");

            WHEREAS, the Company and certain investors (the "ZAT Shareholders" and, with the Original Investors, the "Prior Investors") are parties to that certain Agreement and Plan of Merger dated as of June 7, 2000 (the "Merger Agreement"), by and among the Company, ZAT, Inc., an Oregon corporation ("ZAT"), Acquisition Subsidiary, a wholly-owned subsidiary of the Company (the "Acquisition Subsidiary"), and the ZAT Shareholders pursuant to which ZAT was merged with and into Acquisition Subsidiary (the "Merger");

            WHEREAS, in connection with the Merger, the Company and the Original Investors amended and restated the Original Agreement on June 7, 2000 (such amended and restated agreement, the "Prior Agreement"), so as to provide the ZAT Shareholders with registration rights and other rights with respect to the shares of Class A Common Stock of the Company held by such ZAT Shareholders;

            WHEREAS, concurrently herewith, the Company, Intel Corporation, a Delaware corporation ("Intel"), and Hewlett-Packard Company, a Delaware corporation ("HP" and, with Intel, the "Series B Investors") are entering into that certain Series B Preferred Stock Purchase Agreement dated as of February 20, 2001 (the "Series B Purchase Agreement"), pursuant to which the Company will sell to such Series B Investors, and such Series B Investors will purchase from the Company, shares of the Series B Preferred Stock of the Company (the "Series B Preferred"), and, as condition to the Series B Investors' obligations under the Series B Purchase Agreement, the Company has agreed to grant certain registration rights and other rights as provided herein with respect to the shares of Series B Preferred;

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            WHEREAS, pursuant to Section 3(g) of the Prior Agreement, such Prior
Agreement may be amended with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding (as such terms are defined therein), which written consent is evidenced by the signatures of the Company and certain Investors on the signature pages of this Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

        1. Definitions. As used in this Agreement, the following terms have the respective meaning set forth below:

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

            "Holder" shall mean any holder of Registrable Securities;

            "Initial Public Offering" shall mean the initial public offering of shares of Common Stock pursuant to a registration under the Securities Act;

            "Initiating Holder" shall mean any of Warburg, BEA, Intel and HP, provided that each of the foregoing shall cease to be an Initiating Holder for the purposes of Section 2(a) after the Company has effected, pursuant to Section 2(a) hereof, (i) one (1) registration at the request of BEA,(ii) one (1) registration at the request of Intel, (iii) one (1) registration at the request of HP, and (iv) two (2) registrations at the request of Warburg.

            "Person" shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

            "register," "registered" and "registration" shall mean to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

            "Registrable Securities" shall mean each of the following: (A) shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock or Series B Preferred Stock; (B) any additional shares of Common Stock acquired by the Original Investors or the Series B Investors; (C) shares of Common Stock issued to ZAT Shareholders in the Merger (including the Antidilution Adjustment Shares (as defined in the Merger Agreement)), provided that such shares of Common Stock held by the ZAT Shareholders shall not be deemed Registrable Securities and the ZAT Shareholders shall not be deemed Holders for the purposes of Sections 2(a) and 2(c); and (D) any stock of the Company issued as a dividend or other


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distribution ("Dividends") with respect to, or in exchange for or in replacement of, the shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock referred to in clause (A) or (B) or (C), provided that any Dividends received with respect to, or in exchange or in replacement of, the shares of Common Stock held by ZAT Shareholders shall be subject to the same limitations as set forth in clause (C) above.

            "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 2(a) and (b) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000, blue sky fees and expenses and the expense of any special audits incident to or required by ally such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

            "Security," and "Securities" shall have the meaning set forth in
Section 2(l) of the Securities Act,

            "Securities Act" shall mean the Securities Act of 1933, as amended;

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of counsel for each of the Holders, other than fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000; and

            "Warburg" shall mean Warburg Pincus & Co., a New York general partnership, and any entities it beneficially owns within the definition of Rule 13d--3 of the Exchange Act.

        2. Registration Rights.

            (a) Requested Registration.

                (i) Request for Registration. If, at any time commencing six (6) months following the Initial Public Offering, the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                    (A) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (B) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(1)(A) above; provided,


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however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

                        (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                        (2) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $15,000,000;

                        (3) During the period beginning on the date the Company commences a public offering and ending on a date 180 days after the effective date of such registration;

                        (4) If the Initiating Holder proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2(c) in which case such request shall be deemed given pursuant to such Section 2(c); or

                        (5) If, within thirty (30) days of the request by the Initiating Holder, the Company notifies the Initiating Holder in good faith of its intent to file a registration statement (other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) within the next ninety (90) days, provided that the Company uses its reasonable best efforts to effect such registration and complies with the applicable provisions of this Agreement with respect thereto.

Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement. The Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period; provided, further, that the Company may not utilize this right following the exercise of its right under subsection
(a)(i)(A)(5) hereof until either the Company has completed its filing obligations or the Initiating Holders have withdrawn their request.


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The registration statement filed pursuant to the request of the Initiating
Holders may, so long as such request is an underwritten offering, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (the "Other Stockholders"). The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).

                (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a). If any Other Stockholders request such inclusion, the Holders shall offer to include the securities of such Other Stockholders in the underwriting, subject to the allocations described herein, and may condition such offer on their acceptance of the further applicable provisions of this
Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, and (x) if such registration is the Initial Public Offering, the representative may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (y) if such registration is other than the Initial Public Offering, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty five percent (25%) of the shares requested for inclusion therein (based on the number of shares). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities held by holders who by contractual right demanded such registration or elected to participate within the required period ("Demanding Holders")) shall first be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the remaining number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holders and Demanding Holders), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless any securities of the Company to be included therein have first been excluded in their entirety.


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            (b) Company Registration.

                (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders (other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

                    (A) at least twenty (20) days prior to the filing date, give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(A). In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, and (x) if such registration is the Initial Public Offering, the representative may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (y) if such registration is other than the Initial Public Offering, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty five percent (25%) of the shares included therein (based on the number of shares). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities and other than securities held by the Demanding Holders who by contractual right demanded such registration) shall first be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the remaining


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number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holders and Demanding Holders), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (c) Form S-3. Following the Initial Public Offering, the Company shall use its best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, the Holders shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), subject only to the following:

                (i) The Company shall not be required to effect a registration pursuant to this Section 2(c) unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of more than $5,000,000;

                (ii) The Company shall not be required to effect a registration pursuant to this Section 2(c) within 180 days of the effective date of the most recent registration pursuant to this Section 2 in which securities held by the requesting Holder could have been included for sale or distribution if such Holder had so requested such inclusion and was included without cutback, subject to the terms hereof;

                (iii) The Company shall not be obligated to effect any registration pursuant to this Section 2(c) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                (iv) if Form S-3 is not available for such offering;

                (v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2(c); or

                (vi) If the Company shall furnish to the Holders a certificate signed by the Chief Executive officer of the Company stating that in the good faith of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2(c); provided, however, that the Company shall not utilize this right more than once in any twelve (12)-month period.


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The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c) and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, however, that if the registration is for an underwritten offering, the terms of
Section 2(a)(ii) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

            (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

            (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will, as expeditiously as reasonably possible:

                (i) prepare and file with the SEC a registration statement, including any amendments thereto necessary to ensure compliance with the Securities Act, keep such registration effective for a period of one hundred twenty (120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 2(i) hereof, and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; provided, further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by
Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

                (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

                (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;


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                (iv) use reasonable, diligent efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                (v) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                (vi) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                (vii) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                (viii) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

            (f) Indemnification.

                (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors


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and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising, out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to all amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

                (iii) Each party entitled to indemnification under this Section 2(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party); provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information


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regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            (g) Information by the Holders.

                (i) Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

                (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.

            (h) Exchange Act Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"), at all times from and after ninety (90) days following the effective date of the Initial Public Offering;

                (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the Initial Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration; and

                (iv) take such action, including the voluntary registration of the Common Stock under Section 12 of the Exchange Act, as is reasonably necessary to enable the Holders to utilize Form S-3, such action to be taken as soon as reasonably practicable after the end of the fiscal year in which the registration statement relating to the Initial Public Offering is declared effective.

            (i) "Market Stand-off" Agreement. Each of the Holders agrees, if requested by the Company and an underwriter of equity securities of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that (i) such agreement only applies to the Initial Public Offering, and (ii) all officers and directors of the Company and holders of at least five percent (5%) of the capital stock of the Company enter into similar agreements. If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section 2(i) shall be binding upon any transferee who acquires Registrable Securities. The underwriters in connection with the initial public offering of the Company's securities are intended third party beneficiaries of this Section 2(i) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company will have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            (j) Termination. The Company will have no obligations pursuant to Sections 2(a), 2(b) and 2(c) hereof with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2(a), 2(b) or 2(c) hereof if, in the written opinion of counsel to the Company as provided to such holder, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)).

            (k) Transfer of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under Sections 2(a), 2(b) and 2(c) may be transferred or assigned by a Holder only to a transferee or assignee who, after such transfer, holds not less than 100,000 shares of Registrable Securities (as adjusted for any stock splits, stock dividends, reverse stock splits and the like); provided, however, that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this
Section 2.

        3. Miscellaneous.

            (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

            (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

            (d) Notices. All notices, requests, consents and other communications hereunder to any party will be deemed to be sufficient if contained in a written instrument delivered in person, including overnight delivery by recognized express courier, fees prepaid, or sent by facsimile transmission, in each case addressed as follows:

             If to the Company:    WebGain, Inc.
                                   5425 Stevens Creek Blvd.
                                   Santa Clara, CA  95051
                                   Facsimile:  (408) 517-3810
                                   Attention:  General Counsel

             With a copy to:       Brobeck, Phleger & Harrison LLP
                                   One Market -- Spear Tower
                                   San Francisco, CA  94105
                                   Facsimile:  (415) 442-1010
                                   Attention:  Shane Byrne, Esq.

             If to an Investor:    To the address set forth on Schedule A hereto

All such notices, requests, consents and other communications will be deemed to have been received in the case of personal delivery, including delivery by express courier, on the date of such delivery; in the case of facsimile transmission, on the date of transmission; and in the case of mailing, on the third day after deposit in the U.S. mail, proper postage prepaid.

            (e) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

            (g) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties including, without limitation, the Prior Agreement. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities; provided, however, that Section 2(b) shall not be amended such that the ZAT Shareholders are significantly, discriminatorily and adversely affected in a manner disproportionately to the other Holders. Notwithstanding the foregoing, no amendment or waiver of any provision of this Agreement that adversely affects any Holder or Holders but does not so adversely affect all Holders shall be effective unless such amendment or waiver is approved by, in addition to the Company and the Investors as described above, each Holder or Holders so adversely affected.

            (h) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

            (i) Counterparts. This Agreement may be executed in one or more Counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.



                     (This space intentionally left blank)

        IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Registration Rights Agreement as of the date first set forth above.

"COMPANY"                           "AMENDING INVESTORS"

WEBGAIN, INC., a Delaware           WARBURG, PINCUS VENTURES, L.P.
               corporation
                                    By:     Warburg, Pincus & Co.,
                                            General Partner

By:     /s/ Steve J. Brashear       By:    /s/ Cary Davis
        --------------------------         -------------------------------------
Name:   Steven J. Brashear          Name:
                                           -------------------------------------
Title:  Chief Financial Officer     Title:
                                           -------------------------------------


                                    WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                    By:     Warburg, Pincus & Co.,
                                            General Partner

                                    By:    /s/ Cary Davis
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    WP EQUITY PARTNERS, INC.

                                    By:    /s/ Cary Davis
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    BEA SYSTEMS, INC.

                                    By:    /s/ William Klein
                                           -------------------------------------
                                    Name:  William M. Klein
                                           -------------------------------------
                                    Title: Executive Vice President and Chief
                                           Financial Officer
                                           -------------------------------------

                                    --------------------------------------------
                                    David R. Clarke

                                    /s/ David Shapiro
                                    --------------------------------------------
                                    David Shapiro

                                    /s/ Ian Ross
                                    --------------------------------------------
                                    Ian Ross


                                    THE PHILLIP E. GARRISON 1996 REVOCABLE TRUST

                                    By:    /s/ Phillip E. Garrison
                                           -------------------------------------
                                    Name:  Phillip E. Garrison
                                           -------------------------------------
                                    Title: Trustee
                                           -------------------------------------

                                    /s/ Thomas R. Myers
                                    --------------------------------------------
                                    Thomas R. Myers


                                    --------------------------------------------
                                    Garry Wiegand

                                    /s/ Kent M. Laursen
                                    --------------------------------------------
                                    Kent Laursen

                                    /s/ Joshua Portway
                                    --------------------------------------------
                                    Josh Portway

                                    /s/ Gerald Wluka
                                    --------------------------------------------
                                    Gerald Wluka

                                    /s/ Brian Bucknam
                                    --------------------------------------------
                                    Brian Bucknam

                                    --------------------------------------------
                                    William J. Leler

                                    /s/ Philip J. Goward
                                    --------------------------------------------
                                    Philip J. Goward

                                    WPEP FINANCE, L.P.

                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    "SERIES B INVESTORS"

                                    INTEL CORPORATION, a Delaware corporation

                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    HEWLETT-PACKARD COMPANY, a Delaware
                                    corporation

                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

                                   SCHEDULE A

                                List of Investors
                                -----------------

           NAME/ADDRESS                           TYPE OF STOCK              NUMBER OF SHARES
           ------------                           -------------              ----------------
ORIGINAL INVESTORS

Warburg, Pincus Ventures, L.P.                 Class A Common Stock             6,304,806
466 Lexington Avenue
New York, NY  10017
Attention: Cary Davis
Facsimile: 212-878-9351

Warburg, Pincus Equity Partners, L.P.          Class A Common Stock             15,779,686
466 Lexington Avenue
New York, NY  10017
Attention: Cary Davis
Facsimile: 212-878-9351

WPEP Finance, L.P.                             Series A Preferred Stock         6,000,269
466 Lexington Avenue
New York, NY  10017
Attention: Cary Davis
Facsimile: 212-878-9351

WP Equity Partners, Inc.                       Series A Preferred Stock         580,000
466 Lexington Avenue
New York, NY  10017
Attention: Cary Davis
Facsimile: 212-878-9351

BEA Systems, Inc.                              Series A Preferred Stock         5,657,232
2315 North First Street
San Jose, CA  95131
Attention: President
Facsimile: 408-570-8901

ZAT SHAREHOLDERS

William J. Leler                               Class A Common Stock             1,294,449
13800 NW Mill Creek Drive
Portland, OR  97229

Philip J. Goward                               Class A Common Stock             531,107
2182 NW Hoyt Street #4
Portland, OR  97210

David R. Clarke                                Class A Common Stock               5,127
2177 Marylwood Court
West Linn, OR 97068

David Shapiro                                  Class A Common Stock             156,381
2936 NW Raleigh
Portland, OR 97210


                                  SCHEDULE A-1

Ian Ross                                       Class A Common Stock             307,705
172 East 75 Street
New York, NY 10021

The Phillip E. Garrison 1996 Revocable         Class A Common Stock             107,977
Trust Dtd. 11/19/96
1427 Milvia Street
Berkeley, CA 94709

Thomas R. Myers                                Class A Common Stock             38,564
443 Leland Avenue
Palo Alto, CA 94306-1131

Garry Wiegand                                  Class A Common Stock             61,700
676 Westline Drive
Alameda, CA 94501

Kent Laursen                                   Class A Common Stock             14,753
65111 E. Riverside Drive
Brightwood, OR 97011

Josh Portway                                   Class A Common Stock             2,950
11 Christchurch Road, Clifton
Bristol, BS8 4EE, United Kingdom

Gerald Wluka                                   Class A Common Stock             7,376
2 Townsend 2-706
San Francisco, CA 94107

Brian Bucknam                                  Class A Common Stock             2,950
13530 SW Fern Street
Tigard, OR 97223

SERIES B INVESTORS

Intel Corporation                              Series B Preferred Stock         1,468,429
2200 Mission College Blvd.,
Santa Clara, California  95052-8119
Facsimile:  (408) 765-6038
Attention:  Intel Capital Portfolio
Manager

with a copy by email to:
        portfolio.manager@intel.com

Hewlett-Packard Company                        Series B Preferred Stock         1,468,429
5000 Hanover Street
Palo Alto, CA 94108-1436
Facsimile:  (___) ____-______
Attention:  General Counsel

with a copy to:
        Corporate Development,
        Portfolio Manager


                                  SCHEDULE A-2